TJS Deemer Dana LLP

tjsdd.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-50870) on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 of Southwest Georgia Financial Corporation of our report dated March 18, 2016, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Southwest Georgia Financial Corporation for the year ended December 31, 2015.

TJS Deemer Dana LLP

Dublin, Georgia
March 18, 2016

1004 Hillcrest Parkway
Dublin, GA 31021
PHONE: 478.272.2030
FAX: 478.272.3318

2905 Premiere Parkway
Suite 100
Duluth, GA 30097
PHONE: 770.498.1400
FAX: 770.498.1419

118 Park of Commerce Drive
Suite 200
Savannah, GA 31405
PHONE: 912.238.1001
FAX: 912.238.1701